NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

Partners Trust Announces Third Quarter Results

Utica, N.Y., October 19, 2005 - Partners Trust Financial Group, Inc. (Nasdaq: PRTR), the holding company for Partners Trust Bank, announced today its financial results for the quarter ended September 30, 2005. Net income was $13.1 million, or $0.27 per diluted share for the third quarter, compared to $2.3 million, or $0.05 per diluted share for the third quarter of 2004. The most significant item of note was a negative provision for loan losses of $9.0 million in the third quarter of 2005, compared with a provision of $1.6 million in the third quarter of 2004. The negative provision increased income after taxes by $5.4 million, or $0.11 per diluted share. In addition, the third quarter of 2004 was impacted by acquisition and conversion expenses of $4.0 million relating to the acquisition of BSB Bancorp ("BSB").

In addition to reporting our results of operations in accordance with Generally Accepted Accounting Principles (GAAP), we also report our "Core Operating Earnings." Core operating earnings were $9.0 million for the third quarter of 2005, a 31.3% increase from the $6.8 million in the third quarter of 2004. Our core operating earnings is net income, as reported on a GAAP basis, adjusted to exclude large non-cash items which effect the reporting of results of operations, such as net amortization of fair market value adjustments on net assets acquired in mergers, amortization of intangibles and covenant-not-to-compete expense, and the negative provision for loan losses. Additionally, we exclude acquisition and conversion expenses. We believe these expenses are not reflective of on-going operations and therefore "nonoperating" in nature. A table reconciling core operating earnings with net income as reported under GAAP immediately follows the text of this release.

John Zawadzki, President & CEO of Partners Trust, commented, "Now, little over a year after our acquisition of BSB, the successful efforts of our loan workout group over the past year, as reflected by the substantial recoveries and improvement in asset quality, resulted in a negative provision for loan losses." Non-performing assets totaled $7.6 million at September 30, 2005, and were 0.20% of total assets, compared to $9.1 million or 0.24% of total assets at June 30, 2005, and $13.2 million or 0.36% of total assets at December 31, 2004. Furthermore, nonperforming assets decreased $9.6 million, or 55.8%, from September 30, 2004. In addition to the non-performing loans, we had $10.0 million of performing loans classified as substandard or worse at September 30, 2005, compared with $17.9 million at June 30, 2005 and $24.4 million at December 31, 2004. The allowance for loan losses covered 501.4% of non-performing loans at September 30, 2005, compared to 488.5% and 353.0% at June 30, 2005 and December 31, 2004, respectively.

Total assets of the Company at September 30, 2005 were $3.8 billion, and are up slightly from the end of 2004 and from June 30, 2005. Securities available-for-sale increased $99.5 million or 9.4% from the end of 2004, and totaled $1.2 billion at September 30, 2005. The increase primarily reflects security purchases to take advantage of market rate increases at various times, and was funded by a $30.8 million decrease in federal funds sold and increases in deposits and borrowings. Loans receivable (including net deferred loan costs) increased $80.9 million during the third quarter ($58.6 million increase year to date), with a $61.2 million increase in consumer loans and a $26.3 million increase in residential mortgages being partially offset by a $9.6 million decline in commercial (real estate and C&I) loans. Indirect auto loans comprised $329.7 million or 59.2% of the consumer loan portfolio at September 30, 2005, compared with $265.2 million or 53.5% at June 30, 2005 and $244.1 million or 50.3% at December 31, 2004.

Mr. Zawadzki stated, "We have focused considerable efforts on our indirect auto lending business this year, developing strong relationships with reputable, established automobile dealers in our markets. These strong relationships, coupled with a temporary cutback in special financing promotions by the captive auto financing companies, resulted in significant growth in our high quality indirect auto loan portfolio during the quarter." He continued, "Our commercial real estate and C&I portfolio decreased slightly in the third quarter of 2005 due in large part to workout and charge-offs of problem loans, however we are encouraged by recent momentum resulting from our commercial business development activities."

Total deposits were $2.3 billion at September 30, 2005, and are little changed from the end of 2004 and June 30, 2005. Savings and money market accounts comprised 33.3% of total deposits at September 30, 2005, compared to 36.1% and 37.7% at June 30, 2005 and December 31, 2004, respectively. Offsetting these decreases was an increase in time deposits to 46.1% of total deposits at September 30, 2005, compared to 42.7% and 41.6% at June 30, 2005 and December 31, 2004, respectively. The change in deposit mix reflects seasonal growth in municipal time deposits, as well as a change in consumer sentiment toward higher yielding shorter-term time accounts. This trend is likely to continue as increasing market interest rates and competitive pressures may cause us to increase the rates we pay on time deposits.

Net interest income for the three months ended September 30, 2005 totaled $25.3 million, an increase of $2.3 million from the same period in 2004. This increase is due primarily to a $63.2 million increase in average net earning assets in the third quarter of 2005 compared with the prior year period, partially offset by a 10 basis point decrease in net interest margin. Average earning assets increased due to a combination of loan growth and the timing of the BSB acquisition (July 14, 2004). The net interest margin for the three months ended September 30, 2005 and 2004 was 3.00% and 3.10%, respectively. The net interest margin for the second quarter of 2005 was 3.08%. The decline in margin is primarily attributable to the flattening of the yield curve that occurred over the past year, coupled with increased deposit rates in 2005. If time deposits continue to become a larger portion of our deposit base, the resulting higher interest cost will put further pressure on our net interest margin, and could also cause us to increase rates on savings and money market accounts.

Non-interest income was $5.9 million for the quarter ended September 30, 2005, compared to $5.4 million in the same period of last year, an increase of $477,000. The increase resulted primarily from gains on sale of fixed assets of $258,000 and an increase in gains on the sales of securities available for sale.

Non-interest expenses were $19.5 million and $23.6 million for the three months ended September 30, 2005, and 2004, respectively. The third quarter of 2004 included acquisition and conversion expenses of $4.0 million relating to the BSB acquisition. There were no such expenses in the third quarter of 2005. Technology expense increased $259,000 in the third quarter of 2005 compared with the year-ago quarter due primarily to a processing system upgrade. Amortization of intangible assets decreased $436,000 due to the use of an accelerated amortization schedule for certain intangible assets that arose from the BSB acquisition. Non-interest expenses, excluding acquisition and conversion expenses, as a percent of average total assets was 2.08% (annualized) for the third quarter of 2005, an improvement from the 2.36% for the third quarter of 2004, reflecting our attention to improving the efficiency of the Company.

In July 2005, Partners Trust announced that it had been authorized by its Board of Directors to purchase up to 5 million shares (10%) of its then outstanding common stock. Through September 30, 2005, 831,301 shares of common stock were repurchased by Partners Trust pursuant to such plan at an average cost per share of $11.90. The extent to which shares are repurchased will continue to depend on a number of factors including market trends and prices as well as alternative uses of capital.

The Company will conduct a conference call at 10:00 a.m. Eastern Time on October 20, 2005, in which management will discuss the Company's financial results and business strategy, followed by a question-and-answer session.

Those wishing to participate in the call may dial toll-free 1-877-407-8035. A webcast presentation will also be available via the Company's website at http://www.partnerstrust.com through the "Investor Relations" section. A replay of the call will be available until October 27 by dialing 1-877-660-6853, account number 286, event ID number 171826.

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our "core operating earnings." In presenting core operating earnings, on a consistent basis we exclude large non-cash items which effect the GAAP reporting of results of operations such as net amortization of fair market value adjustments on net assets acquired in mergers, amortization of intangibles and covenant-not-to-compete expense, and the negative provision for loan losses. Additionally, we exclude acquisition and conversion expenses. We believe these expenses are not reflective of on-going operations and therefore "nonoperating" in nature.

We utilize "core operating earnings," along with other factors, to evaluate ongoing operating performance for internal planning and forecasting purposes. We, as well as securities analysts, investors and other interested parties, also use this measure as a tool to compare peer company operating performance. We believe that our presentation and discussion of "core operating earnings," together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. We also believe that the adjustments we use to calculate "core operating earnings" remove the effects of factors that are not representative of our ongoing operations and otherwise distort trends in underlying operating results. While some of these items may have occurred historically and may be considered to be recurring items for GAAP purposes, occurrence in future periods is dependent upon future business and economic factors, including for example, the ability to identify and execute on further acquisition transactions, as well as other evaluation criteria. These factors are often frequently beyond the control of Company management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies' non-GAAP financial measures having the same or similar names. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Partners Trust Financial Group, Inc., headquartered in Utica, New York, is the holding company for Partners Trust Bank, which was founded in 1839. Partners Trust Bank offers a wide variety of business and retail banking products as well as a full range of trust, investment, and municipal banking services through its 35 Central and Southern New York locations in Oneida, Onondaga, Herkimer, Broome, Tioga and Chenango counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and through the convenience of internet banking.

Investors and other interested parties can access the Company's securities filings and code of ethics at www.partnerstrust.com.

Statements contained in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others, the impact of changes in market interest rates and general economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan and investment portfolios. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact: Partners Trust Financial Group, Inc.

John Zawadzki, President & CEO 315-738-4778

Steven Covert, Executive Vice President, Chief Operating Officer & CFO 315-738-4993
	Three months ended		Nine months ended
Core Operating Earnings	September 30,		September 30,
(In thousands, except per share data)	2005	2004	2005	2004

Net Income as Reported (GAAP)	$ 13,126	$ 2,267	$ 26,263	$ 8,123
Adjustments
Net amortization of premium on net assets acquired in mergers	235	1,311	2,307	1,686
Acquisition and conversion expense	-	3,980	-	4,746
Amortization of core deposit & trust intangibles	1,802	2,237	6,205	2,671
Covenant-not-to-compete expense	88	89	266	89
Negative provision for loan loss	(9,006)	-	(9,006)	-
Total adjustments pre-tax	(6,881)	7,617	(228)	9,192
Related income taxes	(2,744)	3,037	(91)	3,665
Total adjustments after-tax	(4,137)	4,580	(137)	5,527
Core Operating Earnings	$ 8,989	$ 6,847	$ 26,126	$ 13,650

Diluted EPS using Core Operating Earnings	$ 0.18	$ 0.15	$ 0.54	$ 0.41

Partners Trust Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited)
	September 30,	December 31,
	2005	2004
Assets	(In thousands, except share data)
Cash and due from banks	$ 62,040	$ 54,633
Federal funds sold	-	30,848
	62,040	85,481
Securities available-for-sale, at fair value	1,163,528	1,064,070
Securities held-to-maturity (fair value of $845 at September 30, 2005 and $1,241 at December 31, 2004)	842	1,241
Federal Home Loan Bank of New York ("FHLB") stock	38,105	36,394
Loans held for sale	1,172	1,107
Loans receivable	2,150,999	2,092,351
Less: Allowance for loan losses	(37,142)	(42,716)
Net loans receivable	2,113,857	2,049,635
Premises and equipment, net	26,775	29,187
Land and buildings held for sale	674	1,400
Accrued interest receivable	14,862	13,333
Bank-owned life insurance	70,084	68,079
Other real estate owned and repossessed assets	142	1,055
Goodwill	244,700	245,892
Other intangible assets, net	22,263	28,889
Other assets	25,325	25,864
Total Assets	$ 3,784,369	$ 3,651,627

Liabilities and Shareholders' Equity
Liabilities:
Deposits:
Non-interest bearing	250,912	$ 235,994
Interest bearing	2,096,107	2,001,521
Total deposits	2,347,019	2,237,515
Borrowings	800,944	776,813
Mortgagors' escrow funds	9,705	18,691
Other liabilities	32,407	35,757
Junior subordinated obligations issued to unconsolidated subsidiary
trusts (Junior subordinated obligations)	43,202	43,202
Total Liabilities	3,233,277	3,111,978

Shareholders' Equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued	-	-
Common stock, $0.0001 par value, 190,000,000 shares authorized and 50,305,098 and 49,722,984 shares issued at September 30, 2005 and December 31, 2004, respectively	5	5
Additional paid-in capital	441,003	435,604
Retained earnings	135,843	120,597
Accumulated other comprehensive (loss) income	(2,198)	394
Treasury stock (309,537 and 60,971 shares at September 30, 2005 and December 31, 2004, respectively)	(3,559)	(593)
Unallocated ESOP shares (1,606,028 and 1,769,688 shares at September 30, 2005 and December 31, 2004, respectively)	(13,016)	(14,293)
Unearned restricted stock awards	(6,986)	(2,065)
Total shareholders' equity	551,092	539,649
Total Liabilities and Shareholders' Equity	$ 3,784,369	$ 3,651,627

See accompanying notes to consolidated financial statements.

	Average Outstanding Balance
	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(Dollars in thousands)
Earning assets:
Federal funds sold and interest bearing
deposits	$ 2,655	$ 32,569	$ 18,760	$ 30,800
Securities (1)	1,232,470	939,804	1,179,314	551,282
Loans (2)	2,110,370	1,980,101	2,080,299	1,198,019
Total earning assets	3,345,495	2,952,474	3,278,373	1,780,101

Non-earning assets	404,220	385,641	409,911	203,510
Total assets	$ 3,749,715	$ 3,338,115	$ 3,688,284	$ 1,983,611

Interest bearing liabilities:
Savings deposits	$ 292,511	$ 371,025	$ 296,867	$ 274,427
Money market accounts	497,623	422,480	522,030	210,932
NOW accounts	234,562	200,608	231,829	130,129
Time accounts	1,013,188	846,081	988,699	474,315
Borrowings (3)	849,446	723,884	787,732	439,629
Junior subordinated obligations issued
to unconsolidated subsidiary trusts	43,202	36,628	43,202	12,298
Total interest bearing liabilities	2,930,532	2,600,706	2,870,359	1,541,730

Non-interest bearing deposits	238,673	227,705	236,191	141,997
Other non-interest bearing liabilities	31,372	33,344	36,339	19,628
Total liabilities	3,200,577	2,861,755	3,142,889	1,703,355
Shareholders' equity	549,138	476,360	545,395	280,256
Total liabilities and shareholders'
equity	$ 3,749,715	$ 3,338,115	$ 3,688,284	$ 1,983,611

(1) The amounts shown are amortized cost and include FHLB stock.
(2) Net of net deferred loan fees and costs.
(3) Borrowings include mortgagors' escrow funds.

	September 30, 2005		June 30, 2005		December 31, 2004
	(In thousands)

	Amount	Percent	Amount	Percent	Amount	Percent
Loan portfolio composition:
Residential real estate	$ 1,102,793	51.6%	$ 1,076,502	52.2%	$ 1,081,256	51.8%
Commercial real estate	310,019	14.5%	312,674	15.2%	339,587	16.3%
Commercial and industrial	169,157	7.9%	176,117	8.5%	180,897	8.7%
Consumer, including home equity loans	557,123	26.0%	495,950	24.1%	485,057	23.2%
Total loans receivable	2,139,092	100.0%	2,061,243	100.0%	2,086,797	100.0%
Plus (less):
Net deferred loan costs	11,907		8,881		5,554
Allowance for loan losses	(37,142)		(43,709)		(42,716)
Net loans receivable	$ 2,113,857		$ 2,026,415		$ 2,049,635

Deposit composition:
Non-interest bearing checking	$ 250,912	10.7%	$ 249,761	11.0%	$ 235,994	10.5%
Interest bearing-checking	234,663	9.9%	234,651	10.2%	227,341	10.2%
Total checking	485,575	20.6%	484,412	21.2%	463,335	20.7%
Savings	278,720	11.9%	298,967	13.1%	300,678	13.4%
Money market	501,164	21.4%	523,942	23.0%	543,591	24.3%
Time	1,081,560	46.1%	973,247	42.7%	929,911	41.6%
Total deposits	$ 2,347,019	100.0%	$ 2,280,568	100.0%	$ 2,237,515	100.0%

Partners Trust Financial Group, Inc. and Subsidiary
Consolidated Statements of Income (Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(In thousands, except share data)
Interest income:
Loans, including fees	$ 29,396	$ 27,003	$ 86,208	$ 51,174
Federal funds sold and interest bearing deposits	3	140	328	281
Securities	13,925	9,605	38,989	16,247
Total interest income	43,324	36,748	125,525	67,702

Interest expense:
Deposits:
Savings accounts	243	296	729	535
Money market accounts	1,877	1,140	5,414	1,695
Time accounts	7,778	6,343	22,810	10,032
NOW accounts	117	97	344	177
	10,015	7,876	29,297	12,439
Borrowings:
Repurchase agreements	105	74	261	167
FHLB advances	7,050	5,133	18,550	9,832
Mortgagors' escrow funds	91	89	208	134
	7,246	5,296	19,019	10,133
Junior subordinated obligations	783	554	2,245	554
Total interest expense	18,044	13,726	50,561	23,126
Net interest income	25,280	23,022	74,964	44,576
Provision for loan losses	(9,006)	1,620	(9,006)	1,160
Net interest income after provision for loan losses	34,286	21,402	83,970	43,416

Non-interest income:
Service fees	3,936	3,878	11,751	7,581
Trust and investment services	763	703	2,419	1,623
Income from bank-owned life insurance	667	650	2,004	1,226
Net gain (loss) on sale of securities available-for-sale	82	(68)	158	(68)
Net gain on sale of loans	62	78	151	193
Other income	347	139	694	168
Total non-interest income	5,857	5,380	17,177	10,723

Non-interest expense:
Salaries and employee benefits	9,996	10,030	29,897	19,812
Occupancy and equipment expense	1,986	1,889	6,017	3,870
Marketing expense	741	637	2,279	1,233
Professional services	721	724	2,602	1,452
Technology expense	1,899	1,640	5,875	3,338
Amortization of intangible assets	1,890	2,326	6,471	2,760
Acquisition and conversion expense	-	3,980	-	4,746
Other expense	2,224	2,418	7,138	4,797
Total non-interest expense	19,457	23,644	60,279	42,008
Income before income tax expense	20,686	3,138	40,868	12,131
Income tax expense	7,560	871	14,605	4,008
Net income	$ 13,126	$ 2,267	$ 26,263	$ 8,123

Basic earnings per share	$ 0.27	$ 0.05	$ 0.55	$ 0.25
Diluted earnings per share	$ 0.27	$ 0.05	$ 0.54	$ 0.25

Basic weighted average shares outstanding	47,788,582	43,632,809	47,805,067	32,270,682
Diluted weighted average shares outstanding	48,880,235	44,719,827	48,703,230	33,017,650

All share and per share amounts have been restated giving effect to the 1.9502 exchange ratio in the Company's second step conversion on July 14, 2004.
	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

Selected Financial and Other Data: (1)
Performance Ratios:
Return on Average Assets:
Using GAAP earnings	1.39%	0.27%	0.95%	0.55%
Using Core Operating Earnings	0.95%	0.82%	0.95%	0.92%

Return on Average Equity:
Using GAAP earnings	9.48%	1.89%	6.44%	3.87%
Using Core Operating Earnings	6.49%	5.72%	6.40%	6.51%

Return on Average Tangible Equity:
Using GAAP earnings	18.54%	3.84%	12.80%	6.23%
Using Core Operating Earnings	12.70%	11.61%	12.73%	10.46%

Efficiency ratio: (2)
Using GAAP earnings	62.78%	83.28%	65.64%	76.14%
Using Core Operating Earnings	56.25%	58.37%	57.16%	60.68%

Interest rate information:
Yield on assets	5.14%	4.95%	5.12%	5.08%
Cost of funds	2.44%	2.10%	2.36%	2.00%
Net interest rate spread	2.70%	2.85%	2.76%	3.08%
Net interest margin (3)	3.00%	3.10%	3.06%	3.34%

	September 30, 2005	December 31, 2004
Equity ratios:
Book value per share	$ 11.39	$ 11.27
Book value per share,
including unallocated ESOP shares	11.02	10.87
Tangible book value per share	5.87	5.53
Tangible book value per share
including unallocated ESOP shares	$ 5.68	$ 5.33
Tier 1 leverage ratio	9.35%	9.07%

(1)	Ratios have been annualized where appropriate. Averages are daily averages.
(2)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on the sale of securities and loans.
(3)	Net interest income divided by average earning assets.

	September 30, 2005	June 30, 2005	December 31, 2004
Asset Quality:	(Dollars in thousands)
Non-accruing loans:
Residential real estate	$ 1,576	$ 2,183	$ 1,885
Commercial real estate	3,366	2,014	5,525
Commercial	828	3,863	3,178
Consumer (1)	651	639	642
Total non-accruing loans	6,421	8,699	11,230
Accruing loans delinquent 90 days or more	987	249	871
Total non-performing loans	7,408	8,948	12,101
Other real estate owned and repossesed assets	142	134	1,055
Total non-performing assets	$ 7,550	$ 9,082	$ 13,156

Non-performing loans to total loans	0.35%	0.43%	0.58%
Non-performing assets to total assets	0.20%	0.24%	0.36%
Allowance for loan losses to non-performing loans	501.38%	488.48%	353.00%
Allowance for loan losses to total loans (2)	1.74%	2.12%	2.05%

(1) Includes home equity loans.
(2) Total loans excludes loans held for sale.

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(Dollars in thousands)
Allowance for loan losses at beginning of period	$ 43,709	$ 7,436	$ 42,716	$ 8,608
Charge-offs	(4,605)	(1,553)	(12,475)	(2,966)
Recoveries	7,044	2,735	15,907	3,436
Provision for loan losses	(9,006)	1,620	(9,006)	1,160
Allowance recorded in merger	-	40,355	-	40,355
Allowance for loan losses at end of period	$ 37,142	$ 50,593	$ 37,142	$ 50,593

Net recoveries to average loans (annualized)	0.46%	0.30%	0.22%	0.09%

	2005			2004
	Third	Second	First	Fourth	Third
	(Dollars in thousands, except share data)
Selected Quarterly Financial Data

Interest income	$ 43,324	$ 41,819	$ 40,382	$ 40,187	$ 36,748
Interest expense	18,044	16,739	15,778	15,471	13,726
Net interest income	25,280	25,080	24,604	24,716	23,022
Provision for loan losses	(9,006)	-	-	-	1,620
Net interest income after provision for loan losses	34,286	25,080	24,604	24,716	21,402
Other-than-temporary impairment of securities	-	-	-	(2,803)	-
Net gain (loss) on sale securities available-for-sale	82	76	-	(7)	(68)
Other non-interest income	5,775	5,784	5,460	5,927	5,448
Acquisition and conversion expense	-	-	-	305	3,980
Other non-interest expense	19,457	20,313	20,509	21,830	19,664
Income before income tax expense	20,686	10,627	9,555	5,698	3,138
Income tax expense	7,560	3,683	3,362	1,681	871
Net income	$ 13,126	$ 6,944	$ 6,193	$ 4,017	$ 2,267
Basic earnings per share	$ 0.27	$ 0.15	$ 0.13	$ 0.09	$ 0.05	(3)
Diluted earnings per share	$ 0.27	$ 0.14	$ 0.13	$ 0.08	$ 0.05	(3)
Basic weighted average shares outstanding	47,788,582	47,480,826	47,720,041	47,119,851	43,632,809	(3)
Diluted weighted average shares outstanding	48,880,235	48,255,189	48,558,070	48,271,672	44,719,827	(3)
Dividends paid per share	$ 0.07	$ 0.07	$ 0.07	$ 0.06	$ 0.06	(3)
Net interest margin (1)	3.00%	3.08%	3.10%	3.06%	3.10%
Return on average assets	1.39%	0.76%	0.69%	0.44%	0.27%
Return on average equity	9.48%	5.12%	4.61%	2.93%	1.89%
Efficiency ratio (2)	62.78%	65.88%	68.35%	72.27%	83.28%

(1)	Net interest income divided by average earning assets.
(2)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on securities and loans.
(3)	Restated giving effect to the 1.9502 exchange ratio in the Company's second step conversion on July 14, 2004.